UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35838	20-4647180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Mission Street, 25th Floor San Francisco, California 94105	94105
(Address of principal executive offices)	(Zip Code)

(415) 399-2580

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)On March 8, 2017, Catriona M. Fallon, Executive Vice President and Chief Financial Officer of Marin Software Incorporated (the “Company”), notified the Company that she would resign from her position as Executive Vice President and Chief Financial Officer of the Company, effective as of March 24, 2017, to pursue another opportunity.

(c)On March 9, 2017, Yagnesh Patel, 46, the Company’s Vice President, Corporate Controller, will serve as the Company’s interim “principal financial officer” and “principal accounting officer,” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, effective March 24, 2017 and until a new chief financial officer is appointed.

Mr. Patel has served as the Company’s Corporate Controller since April 2016 and oversees all accounting, treasury, tax, Securities and Exchange Commission reporting and payroll functions. Previously, Mr. Patel worked at HP Inc., a global provider of technology products, solutions and services, where he served as Director of External Reporting from July 2015 to March 2016 and as Finance Controller of the Snapfish Business Unit from November 2012 to July 2015. Mr. Patel also served in various finance roles at HP Inc. between 2005 and November 2012. Prior to HP Inc., Mr. Patel worked at PricewaterhouseCoopers LLP from 2003 to 2005. Mr. Patel received his Master of Business Administration from the Australian Graduate School of Management in Australia. He is a Chartered Accountant in Australia.

Mr. Patel is not entering into any contract or arrangement, or any amendment or modification of an existing contract or arrangement, in connection with his assumption of his role interim principal financial officer and interim principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marin Software Incorporated

Date: March 9, 2017	By:	/s/ Jonathan M. DeGooyer
Jonathan M. DeGooyer Vice President, General Counsel, Corporate Secretary